Exhibit 99.1

RE:	MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 6, 2009

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FIRST QUARTER 2009

Williamsburg, VA – May 6, 2009 – MHI Hospitality Corporation (Nasdaq: MDH) (the “Company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the first quarter ended March 31, 2009.

HIGHLIGHTS:

•	Funds from Operations (“FFO”) increased 41.4 percent to approximately $0.10 per share over the first quarter 2008

•	Total revenue decreased 0.1 percent over first quarter of 2008

•	Total assets of approximately $220.9 million at March 31, 2009, versus approximately $170.4 million at the end of the first quarter 2008

•	Renovations completed at the Tampa, Florida and Hampton, Virginia properties, which concludes near-term portfolio asset improvement plans

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “Within an operating environment that remains challenging, we are focused on achieving an accelerated ramp-up at our newly repositioned hotels while maintaining market share at our core properties. I am pleased to report that during the quarter our 16-month repositioning of the Crowne Plaza Tampa Westshore and the 10-month renovation of the

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Crowne Plaza Hampton Marina were both completed. This effectively concludes our near term asset improvement plans. During the quarter, we also took measures to further enhance liquidity and strengthen the balance sheet.”

Added Sims, “We expect and are prepared for a difficult business environment near term. However, in looking at the larger picture, with a portfolio of completely modernized hotels now in place, we believe the Company is positioned to perform soundly over the long term.”

Operating Results

The Company reported consolidated total revenue of approximately $15.5 million for the three-month period ended March 31, 2009, a decrease of $0.1 million or 0.1 percent over the three-month period ended March 31, 2008. For the first quarter, the Company also reported a consolidated net loss of approximately $0.6 million, or $0.09 per share, as compared to a consolidated net loss of approximately $0.5 million, or $0.07 per share, for the comparable 2008 period. The Company reported a net operating loss for the same period of approximately $0.2 million, as compared to net operating income of approximately $0.6 million for the first quarter of 2008. During the first quarter, FFO was approximately $1.1 million, or $0.10 per share, compared to approximately $0.8 million, or $0.07 per share, for the first quarter of 2008, representing an increase of 41.4 percent. During the quarter, the Company reported an unrealized gain on the value of its interest rate swap of approximately $0.2 million as compared to an unrealized loss on the value of its interest rate swap of approximately $0.8 million for the first quarter of 2008. The interest rate swap is required by the Company’s lenders on its revolving credit facility.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Portfolio Operating Performance

“Same-store” key operating statistics for six of the Company’s properties for the quarters ended March 31, 2009 and 2008 are presented in the following table. These statistics do not include the Sheraton Louisville Riverside, which opened in May 2008, the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and opened in September 2007, the Crowne Plaza Tampa Westshore, which opened in March 2009, or the Crowne Plaza Hampton Marina, which was acquired in April 2008.

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	Quarter Ended March 31, 2009	Quarter Ended March 31, 2008	Variance
Occupancy %	59.7%	64.7%	-7.8%
Average Daily Rate (“ADR”)	$111.01	$118.80	-6.6%
Revenue per Available Room (“RevPAR”)	$66.24	$76.90	-13.9%

For the quarter ended March 31, 2009, the same-store portfolio realized a 13.9 percent decrease in RevPAR versus the same period in 2008. The RevPAR decrease was the result of a 7.8 percent decrease in occupancy compounded by a 6.6 percent decrease in ADR. For the same three-month period, the Company’s six hotels included in continuing operations generated approximately $9.2 million of total room revenue in 2009 versus approximately $10.7 million in 2008.

Portfolio Update

As of March 31, 2009, total assets were approximately $220.9 million, including approximately $191.4 million of net investment in hotel properties plus approximately $10.3 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort. The Company also reported the following portfolio developments:

•

At the Company’s newest asset in Hampton, Virginia, the Company completed an upbranding to the Crowne Plaza flag in the fourth quarter of 2008 and completed extensive renovations of the new Crowne Plaza Hampton Marina in February 2009. As of March 31, 2009, the Company incurred costs totaling approximately $4.5 million toward this renovation.

•

At the Crowne Plaza Tampa Westshore, the 16-month deep turn renovation was completed and the hotel opened to the public in March 2009. The reconfigured 222-room hotel features a new 10,000 square foot ballroom and pre-function structure, 6,500 square foot semi-free standing restaurant tenant space, an outdoor pool and approximately 250 surface parking spaces. As of March 31, 2009, the Company incurred costs totaling approximately $23.5 million toward this renovation.

With the repositioning of the Tampa asset, as well as the Savannah and Hampton properties, which were announced earlier this year, the Company has successfully completed the near-term improvement plans to its portfolio. In addition, all repositioned properties have been relicensed for ten or more years with the Company’s franchise partners: Crowne Plaza, Hilton and Starwood.

Balance Sheet/Liquidity

At March 31, 2009, the Company had approximately $6.4 million of available cash and cash equivalents, approximately $0.8 million of which is reserved for capital improvements and certain other expenses. The Company has approximately $78.8 million outstanding on its $80.0 million revolving line of credit, which had been deployed primarily to fund the acquisition and renovation of the Sheraton Louisville Riverside

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Hotel, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisitions of the Tampa, Florida and Hampton, Virginia hotel properties. The Company has no debt maturing before May 2011.

In order to enhance liquidity, on February 9, 2009, the indirect subsidiary of the Company, which is a member of the joint venture entity that owns the Hollywood asset, borrowed $4.75 million from an affiliate of The Carlyle Group, the other member of the joint venture. The interest rate and maturity date of the loan are tied to a note that is secured by a mortgage on the Hollywood property. As background, in 2008 the joint venture that owns the Hollywood property purchased a portion of the mortgage originally placed on the property from the initial lender. The amount of the loan from Carlyle is equal to the amount the Company contributed to the joint venture to enable that joint venture to purchase its interest in the mortgage loan. The Company expects that the mortgage will be refinanced in an amount equal to the original first mortgage loan and the proceeds of such refinancing will allow it to repay the Carlyle loan.

On February 19, 2009, the Company entered into a third amendment to its May 8, 2006 credit agreement with Branch Banking & Trust Company (“BB&T”), as administrative agent and lender, to address certain financial covenants including the Company’s total leverage ratio. As previously announced, in addition to waiving potential technical financial covenant defaults for 2008, the amendment establishes a new valuation category and methodology for those Company assets under renovation. The amendment also increases the Company’s interest rate spread for its variable LIBOR-based interest rate by 1.125 percent, establishing a new spread range from 2.75 percent to 3.25 percent based on the Company’s total leverage ratio. The amendment also adds a new one hundred basis point spread for any prime rate loans under the facility and eases the Company’s total leverage ratio test by increasing the Company’s total maximum permitted leverage from 55 percent to 62.5 percent of the total value of the Company’s assets. Finally, the amendment establishes new limitations on cash distributions that the Company may pay to stockholders to a level necessary to maintain the Company’s REIT qualification until such time as the Company meets certain liquidity and other tests, mandates that the Company include the Company’s hotel property in Laurel, Maryland in the credit agreement’s borrowing base, and provides for fixed valuations of certain of the Company’s hotel properties through April 2010.

Dividend

As previously announced, the Company declared a quarterly dividend of $0.01 per share of common stock payable to stockholders of record on the close of business Friday, June 19, 2009. The dividend will be paid on Tuesday, June 30, 2009.

As previously announced, the Company currently intends to maintain its annual dividend distribution level at 90 percent of taxable income, consistent with maintaining its REIT status. Any future changes to the Company’s current dividend policy will need to be in compliance with restrictions on the payment of cash dividends as set forth in the referenced amendment to the credit agreement.

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Outlook and Market Trends

The Company has decided to suspend guidance for the near term due to ongoing unpredictable macro-economic conditions and their potential impact on the Company’s markets and customer base. Management remains confident in the underlying strength of its business and, with a substantially repositioned portfolio in place, expects to compete effectively over the longer term.

Earnings Call/Webcast

The Company will conduct its first quarter conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Wednesday, May 6, 2009. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on May 6, 2009 through June 6, 2009. To access the rebroadcast, dial 877-344-7529 and enter passcode number 429875. A replay of the call also will be available on the Internet at www.mhihospitality.com until June 30, 2009.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of nine properties comprising 2,110 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The Company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the

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demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
Investment in hotel properties, net	$191,392,173	$154,295,611
Properties under development	—	33,101,773
Investment in joint venture	10,284,809	10,253,732
Cash and cash equivalents	5,572,994	1,719,147
Restricted cash	807,218	2,573,444
Accounts receivable	3,044,956	1,352,203
Accounts receivable-affiliate	18,794	53,795
Prepaid expenses, inventory and other assets	6,087,463	4,603,118
Notes receivable	100,000	100,000
Shell Island lease purchase, net	1,750,000	1,852,941
Deferred financing costs, net	1,862,022	1,312,670

TOTAL ASSETS	$220,920,429	$211,218,434

LIABILITIES
Line of credit	$78,787,858	$73,187,858
Mortgage loans	73,000,000	72,256,168
Loans payable	4,732,403	—
Accounts payable and accrued liabilities	10,824,978	11,451,976
Advance deposits	808,622	546,236

TOTAL LIABILITIES	168,153,861	157,442,238

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 6,964,263 shares and 6,939,613 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	69,643	69,396
Additional paid in capital	48,635,539	48,586,775
Distributions in excess of retained earnings	(13,029,836)	(12,341,122)

Total MHI Hospitality Corporation stockholders’ equity	35,675,346	36,315,049

Noncontrolling interest	17,091,222	17,461,147

TOTAL EQUITY	52,766,568	53,776,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$220,920,429	$211,218,434

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2009	Three months ended March 31, 2008
Revenue
Rooms department	$10,449,089	$10,742,102
Food and beverage department	3,906,818	3,814,058
Other operating departments	1,143,282	961,301

Total revenue	15,499,189	15,517,461

EXPENSES
Hotel operating expenses
Rooms department	3,067,173	3,135,890
Food and beverage department	2,719,389	2,994,507
Other operating departments	178,885	194,302
Indirect	6,932,074	6,259,143

Total hotel operating expenses	12,897,521	12,583,842

Depreciation and amortization	1,910,598	1,390,923
Corporate general and administrative	899,297	962,368

Total operating expenses	15,707,416	14,937,133

NET OPERATING INCOME (LOSS)	(208,227)	580,328

Other income (expense)
Interest expense	(2,000,858)	(1,157,421)
Interest income	13,486	16,015
Equity in earnings of joint venture	111,117	69,512
Unrealized gain (loss) on hedging activities	236,584	(766,607)
Gain on disposal of assets	—	8,478

Net loss before taxes	(1,847,898)	(1,249,695)
Income tax benefit	896,278	505,554

Net loss	(951,620)	(744,141)
Add: Net loss attributable to the noncontrolling interest	332,549	260,724

Net loss attributable to the Company	$(619,071)	$(483,417)

Net loss per share attributable to the Company
Basic	$(0.09)	$(0.07)
Diluted	$(0.09)	$(0.07)

Weighted average number of shares outstanding
Basic	6,957,915	6,930,045
Diluted	6,983,915	6,968,045

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended March 31, 2009	Three months ended March 31, 2008
Net loss	$(619,071)	$(483,417)
Less noncontrolling interest	(332,549)	(260,724)
Add depreciation and amortization	1,910,598	1,390,923
Add equity in depreciation and amortization of joint venture	136,177	135,768
Less gain on disposal of assets	—	(8,478)

FFO	$1,095,155	$774,072

Weighted average shares outstanding	6,957,915	6,930,045
Weighted average units outstanding	3,737,607	3,737,607

Weighted average shares and units	10,695,522	10,667,652

FFO per share and unit	$0.10	$0.07

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.